EXHIBIT 16

                             Geneyne A. Hodges, CPA
                                1135 Terminal Way
                                    Suit 208B
                               Reno, Nevada 89502




March 16, 2000


United States Securities and Exchange Commission
450 Fifth Street, N.W.

Washington, DC 20549

Gentlemen:

I have read the statements made by SportsPrize  Entertainment  Inc.  pursuant to
Item 4 of Form 8-K to be filed with the Commission on March 16, 2000. I agree with the statements concerning our firm in such Form 8-K.

Very truly yours,



/s/ Geneyne Hodges, CPA
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Geneyne Hodges, CPA